Exhibit 99.1

 2024 Shareholder Letter

 Jefferies begins 2025 in the best position ever in our firm’s sixty-two-year history. We believe our team is incredibly talented and special, and they are driving our momentum forward. Our clients are rewarding us with broad global growth and an enhanced market position in almost everything Jefferies offers. After decades of hard work, we are in the front of the pack of competitors serving clients across all sectors and regions in investment banking and capital markets.  We believe we have reached this position because of our unique culture of collaboration and integrity. By emphasizing a sense of long-term ownership and alignment, entrepreneurship and purpose, we have been able to achieve our ever-better market position, and we will do everything in our power to preserve and enhance it as we continue our journey.  The cherry on top may be that the financial stars are aligning. Time will tell, but there are significant  signs that the markets which we serve are poised for continued momentum and sustained growth. If so, we believe Jefferies could not be better positioned.  But please don’t worry. While we’re feeling pretty good about the future, we are also the same realists we have always been. We know better than most that  2024 S H A R EHO L D ER L E T T ER   2  J EF F ER I E S  no matter how well positioned you are for success, the world can be volatile, fragile, unpredictable and complex. While in our hearts and bones we believe the financial stars are aligning, Jefferies will always be on high alert for the first sign of trouble, internal arrogance, false sense of entitlement, complacency or even the smallest disregard for downside risk.  With that reality check off our chests, let’s now focus on what may be the most optimistic year- end letter we have written together at Jefferies.  We entered 2024 anticipating a year of recovery, primarily from the consequences of a deeply needed and overdue return to normalized interest rates. As we have emphasized in recent annual letters and other communications, we have continued to play offense and have added additional world-class professionals to Jefferies during the last two years when capital markets activity stalled primarily due to inflation and the uncertainty of where higher interest rates would settle. One of our fundamental tenets has been trying to do nothing arrogant or stupid during good times to enable Jefferies to play offense during tough times, and while our historical execution of this philosophy has not always been perfect, we believe Jefferies “nailed this” over the last few years.  Dear Fellow Shareholders,  J A N U A R Y 8 , 2025

 2024 S H A R EHO L D ER L E T T ER   2  J EF F ER I E S  did not feel durable or sustainable. Fortunately, the lows we hit, while painful, always felt more like opportunities to us. After this recovery year, we believe our human capital, competitive position,  market share, ability to serve our clients, as well as our overall culture, spirit and morale, are exceptional.  Nobody knows what the future will bring, but we are thrilled to be in the second month of our fiscal 2025. We begin this year with a renewed M&A pipeline that has a higher likelihood of successful execution, a growing IPO backlog, greater demand for capital from companies and private-equity sponsors, and elevated trading volumes.  We see resurgent interest in M&A involving corporate and strategic acquirors, continued demand for private-equity sponsors to both return capital to limited partners and to further deploy their ample supply of dry powder. We have seen the meaningful opening of the IPO market for companies that are priced appropriately and have strong management teams, durable business models and solid long-term prospects. Public-market valuations and volumes reflect optimism, and the interests of investors  have broadened considerably from a narrow focus on a handful of tech juggernauts. All of this is  very good news for likely future activity levels.  The challenge to our approach is that one never knows how long it will take for the fruits of these investments to ripen, as recovery periods and markets are always uncertain. While it was possible that the recovery could have started as early as a year ago,  the beginning of 2024 was complicated by, among other things, the possibility of a recession, lingering inflation, the then-pending U.S. election, U.S. fiscal deficit concerns, geopolitics and major wars. It looked for a while like we might have to wait longer before the benefits of our investments were realized. However  as 2024 progressed and the markets overcame the proverbial “wall of worry,” it became clearer to us that our timing and positioning were fortuitous. Better to be both forward thinking and lucky.  As a result, our 2024 recovery year delivered $7.0 billion in net revenues, $1.0 billion in pre-tax income from continuing operations, $2.96 in diluted earnings per common share from continuing operations and a return on adjusted tangible shareholders’ equity from continuing operations of 10.8%. While proud  of these solid results, we consider them merely a new foundation upon which to continue to build.  The two of us have experienced many highs and lows while leading Jefferies through a wide variety of market cycles over nearly a quarter of a century. At certain points, the highs we reached as a firm  “By emphasizing a sense of long- term ownership and alignment, entrepreneurship and purpose, we have been able to achieve our ever-better market position...”

 The growth in our stock price in 2024 was on the one hand breathtaking and on the other hand incredibly gratifying, as we would like to believe the dedicated effort and value creation of so many at Jefferies  are being recognized and our prospects measured. With hindsight, the merger almost twelve years ago of Jefferies and Leucadia has paid off handsomely. That merger gave us the capital base to continue to “go for it” at a time of prolonged volatility and uncertainty. We proactively merged our way into a wonderful conglomerate, with tremendous capital and assets, and we then spent more than a decade strategically optimizing the value of the assets  we acquired, reinvesting in our core business and returning enormous amounts of capital to our shareholders, all while protecting our bondholders and lenders. Combining Jefferies and Leucadia was an unconventional approach, required hard work by many  2024 S H A R EHO L D ER L E T T ER   2  J EF F ER I E S  and took a very long time to properly realize value. The market rightfully questioned the complexity of our plan and our commitment to consistently implementing  it, but that too provided its own unique opportunity.  Since 2017, we have repurchased 159 million shares at an average price of $24.03 per share. At the same time, we increased our annual dividend in seven of the last eight years (including today) and have paid out $1.5 billion in cash dividends to our shareholders, as well as distributed a further nearly  $1 billion from our Spectrum Brands share dividend in 2019 and our spin-off of Vitesse in January 2023, the performance of which has been outstanding.  In aggregate, during the past seven years, we have returned to our shareholders $6.4 billion (or 83% of our tangible equity at the beginning of the period), have had our credit ratings upgraded by all three

 2024 S H A R EHO L D ER L E T T ER 5 J EF F ER I E S  Diluted earnings per common share from continuing operations  $7.0B $1.0B  Net revenues Pre-tax earnings from continuing operations  $2.96 10.8%  Return on adjusted tangible shareholders’ equity from continuing operations  2024 Highights

 2024 S H A R EHO L D ER L E T T ER   6  J EF F ER I E S  rating agencies, and find Jefferies in its strongest financial and human-capital position in our history.  In light of our performance and prospects, as well as our limited need for incremental equity capital, our Board of Directors today increased our quarterly dividend to $0.40 per share, a 14.3% increase from the prior dividend rate.  All of this is 100% due to our team. We admire and marvel at their tenacity, commitment, integrity and entrepreneurship. Our three global and regional hubs (New York, London and Hong Kong) are the backbone allowing us to strengthen the relationships we have with our clients, who are served by our 5,968 employee-partners from 47 offices in 21 countries around the world.  Jefferies today is truly global and broadly local.  We close this thought reminding everyone that one is never as dumb as one feels when your stock price is down, but also never as smart as you feel when your stock price is up. We allow ourselves no choice but to remain humble and we recognize that the opportunity  ahead is far greater than the path we travelled thus far. With our Jefferies team and culture strong, we intend to do our best to seize our opportunity.  As we said above, we at Jefferies feel a strong sense of ownership and alignment. We have been able to think, dream, worry, act and stay committed to long-term value creation because of the alignment of our stakeholders. Ownership and alignment make even the most difficult or  complex decision more straightforward. If it is good in the long term for our stakeholders, clients and colleagues, we move forward. If it isn’t, we don’t.  We have been fortunate enough to be supported on the inside and outside by loyal investing partners.  The result is an incredible alignment of long term interests. Today, $7 billion of Jefferies’ $20 billion fully diluted market capitalization is held by Jefferies leadership, Board members, employees and strategic partners. Most notably today, Sumitomo Mitsui Financial Group (“SMFG”) owns 14.5% of Jefferies  on a fully diluted, as-converted basis, and we are  “Since 2017, we have repurchased  159 million shares at an average price of $24.03 per share. In aggregate, during the past seven years, we  have returned to our shareholders  $6.4 billion…and find Jefferies in its strongest financial and human- capital position in our history.”

 2024 S H A R EHO L D ER L E T T ER   7 J EF F ER I E S  working daily with them to align our efforts and client relationships. We are confident that we are in the first inning of our partnership, and we see clearly its strength and potential. We were thrilled  this summer to welcome Toru Nakashima, the CEO of SMFG, to the Board of Directors of Jefferies. His election to the Board further cements our alliance and will enhance our strategic and operational alignment. SMFG’s ownership, combined with  that of MassMutual, our 50% partner in Jefferies Finance, plus our leadership, employee and Board ownership, represents over 35% of our fully diluted share count. We all have our money exactly where our independent shareholders have theirs, which is exactly where it should be, in our humble opinion.  We believe any investor would be hard pressed to find an organization in our industry where the team is more committed, motivated, energized or passionate about the opportunity ahead. Our  bench is deep, our talent operates in every relevant corner of the globe, our brand and market share have never been stronger, and our culture is unified and filled with purpose and optimism.  That said, we have room for improvement in every single aspect of all we do. While one could look at our recent performance and come to the conclusion that we are ready to take some form of a victory lap, that cannot be further from the truth. With success comes further responsibility and privilege. It is up to every one of us at Jefferies to accept the responsibility we have to each other, our clients and our stakeholders.  It is also up to us to embrace the privilege of being trusted by our clients, Board members, shareholders, bondholders and joint-venture partners. We will never take anything for granted and intend to do everything in our power to build upon this amazing firm you have entrusted to us and our team.  “Our bench is deep, our talent operates in every relevant corner of the globe... and our culture is unified and filled with purpose and optimism.”

Now, for a further update on our core businesses:

For even more, please refer to the slide deck from our October 2024 Investor Meeting available at Jefferies.com.

Investment Banking

In 2024, Jefferies delivered our second-best annual net revenues in Investment Banking and gained market share in each of our key products globally. Over more than two decades, we have consistently invested in our talent and our team in order to better serve clients globally. We provide our clients with an exceptional offering that extends to the largest and most complex advisory transactions and underwritings, underpinned by best-in-class talent, true local reach and access across every major market. Critically, all of these capabilities are anchored in a culture of service, urgency and creative problem solving. This unique combination of capabilities and culture, which neither our large bank holding companies nor our boutique competitors can replicate, resonates with sovereign, corporate and financial sponsor clients worldwide, and has resulted in exceptional revenue and market-share growth over time.

Our Investment Banking Revenues of $3.4 billion represented year-over-year growth of 52%, as compared to 20% growth in our addressable wallet. Similarly, our revenues represented growth relative to 2019 of 126%, as compared to a wallet that has increased by 8%.

Investment Banking Revenues


$3.4B
126%
$1.5B
2019
2024



8
JEFFERIES

2024 S H A R EHO L D ER L E T T ER   10  J EF F ER I E S  Our market share across M&A, ECM and Leveraged Finance established us as the world’s 6th largest investment bank, according to Dealogic, a record for our firm. We are also proud to have ranked  5th globally in M&A (a record), 6th globally in ECM (tied with our record result in 2023) and 3rd in global Financial Sponsor M&A (a record).  Many of the senior investment bankers who have joined us over the past few years are only now beginning to deliver full results, giving us confidence in our ability to drive continued revenue and  market share growth over the coming years.  Finally, in 2024 our firm advised on some of the most significant and high-profile transactions of the year, including the $26 billion merger of Diamondback Energy and Endeavour Energy, SRS Distribution’s  $18 billion sale to The Home Depot, and Darktrace’s  $5 billion sale to Thoma Bravo, as well as leading ECM transactions, including the $2 billion follow-on offering for Vodafone Idea, the Government of Italy’s  sell-down of $3 billion of its interests in ENI and Monte Paschi di Siena and the $1 billion rescue of New York Community Bank. These transactions exemplify  the breadth and depth of our capabilities, and the strength of the foundation we have established.  Capital Markets  The momentum of our Equities franchise continued in 2024, with record sales and trading results delivering net revenues of $1.6 billion. These results were driven by increased market share across key business  lines and regions. According to industry surveys, Jefferies is recognized as one of the leading equity research franchises globally. Our sales-and-trading teams are focused on providing solutions to both investor and issuer clients. We remain committed to invest across our electronic trading, equity finance and equity derivative platforms to deliver  liquidity and execution globally to our clients. We see further opportunities for growth across all regions and products and have most recently expanded  our footprint into Canada and Latin America.  The consistent performance of our Fixed Income business continued in 2024, with net revenues increasing 6.8% to $1.2 billion, our second highest annual result ever, driven by robust client demand and particular strength in our leveraged credit trading and securitization businesses. The growth of our Fixed Income franchise is the result of our strategy of focusing on long-term client partnership and a  “In 2024 our firm advised on some of the most significant and high-profile transactions of the year”  $26B  Diamondback Energy and Endeavour Energy merger  $18B  SRS Distribution sale to The Home Depot  $5B  Darktrace sale to Thoma Bravo commitment to fundamental credit analysis, leading to an idea-driven, solutions-oriented approach. Our culture of collaboration across the firm, coupled with our ongoing investments to grow our business internationally, has created a global, diversified  and differentiated Fixed Income franchise, closely aligned with our Investment Banking business.  Jefferies Finance  Jefferies Finance (JFIN), our 50/50 leveraged credit joint venture with MassMutual, enjoyed a  resurgent 2024, as demand outpaced supply across its product lines. On the syndicated side of the business, JFIN’s arrangement volume reached over  $66 billion, far surpassing its previous high of $45 billion in 2021. Our private credit unit also performed well, as we experienced record deployment, while continuing to raise third-party capital at a CAGR greater than 70% over the past four years.  Despite the robust activity, net income during 2024 was well below historic levels, held back by a shortage of higher margin underwritten commitments for private-equity-backed M&A  transactions. Putting this in context, JFIN underwrote  $22 billion of committed volume in 2021, while 2024 saw $9 billion in committed volume, resulting in significantly lower gross fees in 2024.  JFIN benefits from its unique sourcing arrangement with Jefferies and is well-positioned entering 2025 to capitalize on this partnership in both syndicated  lending and private credit. As noted above, we expect increasing sponsor-backed M&A activity in 2025, which should compound the growth we expect from the expansion of Jefferies’ talent base and coverage universe. JFIN is targeting an additional uptick in its 2025 bottom line, as its recent refinancing will reduce annual borrowing costs while revenues will benefit from meaningful growth in our private credit AUM.  Berkadia  Berkadia, our commercial real estate finance and investment sales 50/50 joint venture with Berkshire Hathaway, generated $192 million of pretax income and $253 million of cash earnings for 2024, representing 57% and 29% increases over 2023, respectively. Following a period of reduced transaction volume in the multi-family real estate market due to elevated interest rates,  “Jefferies is recognized as one of the leading equity research franchises globally.”  2024 S H A R EHO L D ER L E T T ER   10  J EF F ER I E S

 the Fed rate cuts in the second half of 2024 drove higher transaction volumes in Berkadia’s Mortgage Banking and Investment Sales business segments.  Berkadia’s Servicing business continued to benefit from higher interest rates, with net interest income increasing 17% to $246 million in 2024. The loan- servicing portfolio grew to a new record $415 billion. Berkadia’s Mortgage Banking business benefited, as lower borrowing costs drove debt volume to $25 billion, a 20% increase. Investment sales also improved, as the valuation gap between sellers and buyers narrowed, resulting in a 46% increase in transaction volume to $13 billion.  Berkadia continues to build a leading servicing, mortgage banking and investment sales franchise that is positioned to expand market share. As the multi- family market becomes more active, Berkadia aims to capitalize on a robust pipeline of potential transactions.  Leucadia Asset Management  Leucadia Asset Management continued to progress in 2024, despite idiosyncratic and industry headwinds.  The overall fundraising environment remained challenging as allocators broadly dealt with the change in liquidity expectations tied to slower private equity  realizations. Despite a difficult fundraising backdrop, our marketing team raised $1.5 billion in 2024. We have continued to produce positive overall results and our asset base and related fees, remain fairly stable and poised for growth. Total fees for the year were $103 million, an increase of 10%. Investment returns were $212 million, notwithstanding losses of  $55 million resulting from two idiosyncratic events which led to the shutdown of two of our managers. Both of these are in litigation and, while we are confident in our positions in these cases, we have properly reserved or written-off our related exposure. Overall, most of our affiliated managers generated attractive performance on a relative and absolute basis, which positions us well heading into 2025.  We see multiple opportunities in the current environment, with ongoing demand for credit-related managers, sector-focused equity managers, and diversified multi-manager offerings. In early 2024, we were excited to add a European real estate private equity manager in partnership with Capital Constellation and its manager, Wafra. We will continue to opportunistically add to our roster of affiliated managers as we seek to augment the suite of alternative strategies we bring to clients, while also enhancing our returns and recycling capital.  2024 S H A R EHO L D ER L E T T ER   10  J EF F ER I E S

 Annual Meeting and Investor Meeting  Thanks for hearing us out yet again and for the support all of us at Jefferies consistently feel from our stakeholders. While we believe our leadership at Jefferies has a solid grip on reality and sees every challenge with honesty and respect, we  are optimists at heart. This is reinforced by the 5,968 employee-partners that surround us every day, as we strive to do our best to serve each of our clients. We are committed, motivated and aligned to serve every constituency to the very best of our abilities and our priority is to continue to deliver long-term value to our shareholders.  We look forward to answering any further questions you may have at our upcoming Annual Meeting on March 27, 2025. We will also hold our annual Jefferies Investor Meeting on October 15, 2025, at which time you will again have the opportunity to hear from our senior leaders across the Jefferies platform. We thank all of you—our clients and customers, employee- partners, fellow shareholders, bondholders, vendors and all others associated with our businesses—  for your continued partnership and support.  Richard B. Handler Chief Executive Officer  2024 S H A R EHO L D ER L E T T ER   10  J EF F ER I E S  Brian P. Friedman President  “We thank all of you–our clients and customers, employee- partners, fellow shareholders, bondholders, vendors and all others associated with our businesses–for your continued partnership and support.”

    The tables reconcile financial results reported in accordance with generally accepted accounting principles (GAAP) to non-GAAP financial results. The Shareholder Letter contains non-GAAP financial information to aid investors in viewing our businesses and investments through the eyes of management while facilitating a comparison across historical periods. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, reported results prepared in accordance with GAAP.  Additional Shareholder Letter Notes  Dealogic  6th globally in Mergers and Acquisitions, Equity Capital Markets and Leveraged Finance  5th globally in Mergers and Acquisitions  6th globally in Equity Capital Markets  3rd globally in Financial Sponsor M&A  Fully Diluted Market Capitalization  Fully-diluted market capitalization is defined as our stock price multiplied by common shares outstanding plus preferred shares, restricted stock units, stock options and other shares  Cautionary Note on Forward-Looking Statements  This letter contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,”  “intend,” “may,” “will,” “would,” or similar expressions. Forward-looking  statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could  cause actual results to differ, perhaps materially, from those in our  forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.  Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore,  it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).  Berkadia: Reconciliation of Pre-Tax Income to Cash Earnings  (Unaudited)  Year Ended  ($ millions) 11/30/2024  Pre-tax income (GAAP), net of NCI $ 192  Less: Gains attributable to origination of  mortgage servicing rights (169)  Amortization, impairment and depreciation 204  Unrealized (gains) losses; and all other, net 26  ($ millions) 12/31/2017  Shareholders' equity (GAAP) $ 10,106  Less: Intangible assets, net and goodwill (2,463)  Tangible book value (non-GAAP) $ 7,643  Less: Deferred tax asset (458)  $  7,007  Less: Weighted average impact of dividends  and share repurchases (200)  Adjusted tangible shareholders’ equity (non-GAAP)  Return on adjusted tangible shareholders’ equity from continuing operations  Calculation of Tangible Book Value as of January 1, 2018  10.8%  (Unaudited) Year Ended 11/30/2024  Cash earnings (non-GAAP)  $  253  $  669  Reconciliation of Return on Adjusted Tangible Shareholders’ Equity from Continuing Operations  ($ millions)  Net earnings attributable to common shareholders (GAAP)  Intangible amortization and impairment  expense, net of tax 22  Preferred stock dividends 74  (7)  Adjusted net earnings to total shareholders  (non-GAAP) $ 765  Net earnings impact for net (earnings) losses from discontinued operations, net of noncontrolling interests  Adjusted net earnings to total shareholders from continuing operations (non-GAAP)  ($ millions) 11/30/2023  Shareholders’ equity (GAAP) $ 9,710 Less: Intangible assets, net and goodwill (2,045)  $  758  Appendix

 2024 S H A R EHO L D ER L E T T ER 14 J EF F ER I E S  Principal Executive Office  Jefferies Financial Group Inc.  520 Madison Avenue  New York, New York 10022 212.284.2300  jefferies.com  Registrar and Transfer Agent  Equiniti Trust Company, LLC  48 Wall Street, Floor 23 New York, NY 10005 800.937.5449  www.astfinancial.com helpAST@equiniti.com  Independent Registered Public Accounting Firm  Deloitte & Touche LLP  30 Rockefeller Plaza  New York, New York 10112  Our common stock is listed on the  New York Stock Exchange (NYSE: JEF)